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PROXY
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   VOTE       Please vote on each proposal by cliclking on the box that
- -----------   indicates your vote for the proposal. When you have finished,
O N L I N E   click on the submit button. You may also vote for or withhold from all directors at one time by clicking the FOR ALL or WITHHOLD FROM ALL button respectively.

                      / / For All   / / Withhold From All

     Election of Directors                               Ballot
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Richard A. Cantor                                / / For   / / Withhold
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Nathan Gantcher                                  / / For   / / Withhold
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David W. Glenn                                   / / For   / / Withhold
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Michael M. Kassen                                / / For   / / Withhold
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Jeffrey B. Lane                                  / / For   / / Withhold
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Jon C. Madonna                                   / / For   / / Withhold
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Robert Matza                                     / / For   / / Withhold
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Jack H. Nusbaum                                  / / For   / / Withhold
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Heidi L. Schneider                               / / For   / / Withhold
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Marvin C. Schwartz                               / / For   / / Withhold
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Peter E. Sundman                                 / / For   / / Withhold
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Lawrence Zicklin                                 / / For   / / Withhold
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                    Proposal                                         Ballot
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2. Proposal to ratify the selection of Arthur Andersen LLP         / / For
as the idependent auditors of the Company for the fiscal year      / / Against
ended December 31, 2001                                            / / Abstain
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3. Proposal to ratify the Company's Employee Stock Purchase Plan    / / For
                                                                    / / Against
                                                                    / / Abstain
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